[English Translation]

Contract of Technology Service
Program Name: Concrete manufacturing and construction technology
Party A: Beijing Xin’ao Concrete Co .Ltd
Party B: Beijing DonfangJianYu Concrete Science and Researching Academy Ltd
Place the contract signed: Room1708 ,YingGu building, 9#WestRoad, North 4th Ring Road,HaiDian Distract, Beijing

Date: December 31, 2007
Valid Date: January 1, 2008 to December 31, 2013

According to the Law of Contract of P.R.China, the parties has agreed on the program of technology research on the concrete manufacturing and construction and signed the contract on the base of the fully understanding of the technology background of party B by party A and the patent of concrete technology of Party A.

Content, form and requirement of the target technology
1. Owned patent technology service
i. Party B should only provide Party A with the technology below and organize training and on-site service to make sure that Party A can use these technologies correctly.
a. The technology of C100 High Performance Concrete Construction
b. The technology of Huge cubage concrete construction
c. The technology of Complex concrete mixing application
d. The technology of none-clinker cement concrete manufacturing
e. The technology of primary water concrete manufacturing
f. The research on the concrete made from the churning up of the waste water of industry and the recycled water of city.
ii. Party A pays RMB 1 million to Party B every year as technology service fee till the complement of the contract.

iii. Party B can not transfer or corporate the technology mentioned above to the third Party. On the same condition, Party A has the priority right of contract re-signing.

2. Corporative research
i. According to the needs of the market and Party A, two parties corporate to research on the programs below: Party B organizes the whole process in detail, and Party A provides the testing conditions and fees.
a. The specific technology of the manufacturing of highway concrete.
b. The Hong Kong stylish technology of corrosion resistant concrete manufacturing.
c. The producing of anti-nuclear eradiation concrete manufacturing technology.
d. The producing of the energy storage and temperature adjusting concrete
e. The manufacturing of colorful concrete construction
f. The hi-silica mixed material research and application
g. The research on the green environmental concrete.
ii. The intellectual property rights and production are owned by both parties.
iii. Corporation fees are paid group by group according to the peace of the research process whose rules will be confirmed by another contract signed by the both parties.
3. Profession technician cultivating
i. Party B cultivates professional technicians with practical concrete technology and quality management capability.
ii. Party B should arrange the professional training, continuing education and certification education with propriety, accept at least 50 internship students and provide free accommodation for the students during the internship period.
iii. Party B should properly reserve management and professional persons for the urgent need of professionals in the process of production expanding according to the development needs of Party A.

Breach of the contract
1. During the compliment term, any party who fails to fulfill any article of this contract without the other party’s understanding will be deemed to breach the contract and should pay for the economic loss. Both parties will solve the disputes arising from execution of the contract or in connection with the contract through friendly consultation.

2. In case the agreement cannot be reached, any party may summit the dispute to the court that has the jurisdiction over the matter.

Party A: Beijing Xin’ao Concrete Co .Ltd

Signature & company stamp

Party B: Beijing DonfangJianYu Concrete Science and Researching Academy Ltd

Signature & company stamp